UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 18, 2007

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	00-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant’s telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.      Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Named Executive Officer

On June 15, 2007, the Company announced the scheduled retirement of Robert K. Hill, a named executive officer of the Company and president of the Company’s Western Division. Mr. Hill’s role as president of that Division, and as an executive officer of the Company, will end on July 1, 2007. He will retire as an employee of the Company on January 1, 2008.

In connection with Mr. Hill’s scheduled retirement with the Company, he entered into an Employment, Consulting and Non-Competition Agreement with the Company. Under the terms of that Agreement, Mr. Hill will continue as an employee of the Company until December 31, 2007, at his prevailing compensation level. Thereafter, he will provide consulting services to the Company for a three-year period ending December 31, 2010. In consideration for his consulting services and agreement not to compete with the Company, Mr. Hill will be paid a monthly consulting fee of $30,352.08 and the payment of certain premiums for health insurance coverage.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2007	UNIVERSAL FOREST PRODUCTS, INC. (Registrant) By: /s/ Michael R. Cole —————————————— Michael R. Cole Principal Financial Officer and Treasurer